TERM LOAN AGREEMENT

         THIS TERM LOAN AGREEMENT ("Agreement"), is made and entered into as of the 10th day of August, 2000, by and between ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower") and U.S. BANK NATIONAL ASSOCIATION (the "Bank").

                                    RECITALS

         This Agreement is entered into upon the basis of the following facts and circumstances:

         A. Borrower has applied to the Bank for a loan in the amount of FOURTEEN MILLION THREE HUNDRED THOUSAND AND NO/100THS DOLLARS ($14,300,000.00) (the "Loan") to be secured by four manufactured housing communities located in Florida, as more particularly described in this Agreement, for the purpose of refinancing existing debt secured by the manufactured housing communities and to finance the acquisition, ownership and management of a modular home community in the Chicago, Illinois area or to repurchase Borrower's issued and outstanding stock or other general corporate purposes.

         B. The Bank is willing to make the loan for such purposes upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1.
                                   DEFINITIONS

         The following terms when used in this Agreement shall, except where the context otherwise required, have the following meanings (such definitions to be equally applicable to the singular and the plural forms thereof):

         1.1 "Act of  Bankruptcy"  shall  mean (i) if  Borrower  or any  general partner of Borrower shall fail to pay its debts as they become due, or (ii) shall make an assignment for the benefit of its creditors, or (iii) shall admit in writing its inability to pay its debts as they become due, or (iv) shall file a petition under any chapter of the Federal Bankruptcy Code or similar law, state or federal, now or hereafter existing, or (v) shall become "insolvent" as that term is generally defined under the Federal Bankruptcy Code, or (vi) shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or (vii) shall fail to obtain a dismissal of such case within ninety (90) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or (viii) be the subject of an order for relief in such bankruptcy case, or (ix) be adjudged a bankrupt or insolvent, or (x) shall have a custodian, trustee or receiver appointed for, or have any court take jurisdiction of its property, or any part thereof, in any voluntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation and such custodian trustee or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated or stayed within (90) days of the appointment.

         1.2 "ADA" shall mean the American with Disabilities Act of 1990, 47 U.S.C. Section 12101 et seq., as amended from time to time, or any regulations promulgated thereunder.

         1.3 "Adjusted LIBOR Rate shall have the meaning set forth in the Note.

         1.4 "Affiliate" shall mean any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with Borrower, Asset Investors Corporation, a Delaware corporation, or Commercial Assets, Inc., a Delaware corporation.

         1.5 "Agreement" shall mean this Agreement as originally executed, as amended, modified or supplemented from time to time.

         1.6 "Appraisal" shall mean current appraisals of the Property prepared by an appraiser, licensed by the state in which each Property is located, engaged by and acceptable to Bank, which appraisal shall determine the market value of the Property in its current as-is condition and shall comply with (1) Title XI of the Federal Financial Institution Reform, Recovery and Enforcement Act of 1989 (FIRREA); (2) the OCC Appraisal Standards of 12 CFR, part 34; and
(3) the Code of Professional Ethics and Standards of Professional Practice of the American Institute of Real Estate Appraisers and the Guidelines for Real Estate Appraisal Policies and Review Procedures adopted by the bank supervision offices of the Federal Deposit Insurance Corporation, the Office of Thrift Supervision (OTS), Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency as of December 14, 1987 and shall be in form and substance satisfactory to the Bank.

         1.7 "Appraised Value" shall mean the value for a Property arrived at under an Appraisal and accepted by the Bank.

         1.8 "Approvals and Permits" means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, and other actions and rights granted by or filings with any Persons necessary, appropriate, or desirable in connection with the Property, or for the conduct of the business and operations of Borrower.

         1.9 "Authorized Officer" shall mean any one of the following Senior Officers of Asset Investors Corporation, the sole general partner of the Borrower, Chief Executive Officer, Vice Chairman, President, or Chief Financial Officer or any other authorized agent of Borrower certified by Borrower to the Bank for the purpose of making certifications under this Agreement. Until otherwise certified by Borrower to the Bank in writing, the Authorized Officers of the general partner of the Borrower are Terry Considine, Thomas L. Rhodes, Bruce E. Moore and David M. Becker.

         1.10 "Business Day" shall mean every day except a Saturday, Sunday or public holiday on which the Bank is required or permitted to be closed.

         1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         1.12 "Closing Date" with respect to an Individual Parcel shall mean the date of recording the Mortgage on that particular Individual Parcel or with respect to the entire Property shall mean the first date the Mortgage is recorded against all or any portion of the Property.

         1.13 "Collateral" shall mean any real property or personal property (tangible or intangible), together with all improvements and appurtenances, granted, pledged or encumbered to or for the benefit of the Bank in connection with the Loan.

         1.14 "Commitment Amount" shall mean Fourteen Million Three Hundred Thousand and no/100ths Dollars ($14,300,000.00), which is non-revolving and may only be advanced one time during the term of the Loan.

         1.15 "Default" shall mean any event which if continued uncured would, with the passage of time or notice or both, constitute an Event of Default.

         1.16 "Environmental Indemnity" shall mean the Environmental Indemnity Agreement, executed by Borrower for the benefit of Bank in connection with the Property, pursuant to which Borrower agrees to indemnify, defend and hold harmless Bank from and against environmental liabilities that Bank may incur relating to the Property.

         1.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect.

         1.18 "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of trades or business under common control of which Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         1.19 "Event of Default"  shall mean any Event of Default  described  in
Section 7.1 below.

         1.20 "Financing Statements" shall mean any and all UCC-1 Financing Statements necessary to be filed or recorded in the official records of a Governmental Entity to perfect the security interests of the Bank in Personalty associated with a Property.

         1.21 "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in any other statements by any other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

         1.22 "Governmental Entity" shall mean any federal, state, or local governmental or quasi-governmental entity, agency, board, commission or organization having jurisdiction over any Collateral or Person relevant to this Agreement.

         1.23 "Governmental Requirement" shall mean all laws, ordinances, rules, regulations, codes, orders, writs, legal requirements, injunctions or decrees of any Governmental Entities applicable to the Borrower or the Property.

         1.24 "Indebtedness" shall mean all principal and interest and all other sums payable under the Note and all other Loan Documents.

         1.25 "Individual Parcel" shall mean any one of the parcels described on Exhibit A attached hereto and incorporated by this reference, which parcels are commonly referred to herein as Park Royale (Parcel A), Pinewood (Parcel B), Westwind I (Parcel C), and Westwind II (Parcel D).

         1.26 "Lien" shall mean any mortgage or deed of trust (including any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien or charge), including the lien of the Loan Documents that becomes a lien on real property, claim, security interest, easement or encumbrance, or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the code or comparable law of any jurisdiction), and any option, right of first refusal, or other interest or right.

         1.27 "Loan" shall mean the revolving line of credit commitment in the maximum principal amount of $15,000,000.00 made available to the Borrower by the Bank under the terms of this Agreement and the Loan Documents.

         1.28 "Loan Documents" shall mean any and all documents evidencing and securing the Loan and shall include the Note, this Agreement, any Mortgage, any Financing Statement, any Security Agreement, any Environmental Indemnity Agreement and any other documents or instruments now or hereafter executed and delivered to the Bank to further evidence or secure the Loan.

         1.29 "Loan Party" shall mean Borrower, and each other Person that from time to time is or becomes obligated to the Bank with respect to the Loan.

         1.30 "Mandatory Principal Reduction" shall mean the amount per annum required to pay the monthly principal payments as set forth in the Note, which monthly principal payments are calculated based on an amortization of the outstanding principal balance over 20 years.

         1.31 "Material Adverse Occurrence" shall mean any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which in Bank's reasonable judgment materially adversely affects (i) the present or prospective financial condition or operations of a Loan Party or (ii) the ability of a Loan Party to perform its obligations under the Loan Documents, including without limitation, the occurrence of any event of dissolution or termination of any Loan Party, or (iii) the operations or value of the Property, and remains unsatisfied or is not discharged or eliminated after thirty (30) days following written notice from the Bank.

         1.32  "Maturity  Date" shall mean the earlier of (i)August 10, 2002, or
(ii) the date on which the Loan is accelerated as a consequence of an Event of Default.

         1.33 "Mortgage" shall mean a first lien deed of trust or mortgage, security agreement, financing statement and assignment of rents and revenues, creating a first lien on each of the Individual Parcels comprising the Property, the related improvements thereon, if any and if owned by Borrower, and all rights and easements appurtenant thereto, and assigning to the Bank all leases, contracts, rents and revenues from the Property, if any, associated with the Property, securing the Loan, all in form and substance customary for commercial loans made by the Bank and satisfactory in all respects to the Bank, and intended to be recorded in the real property records of the county in which the Property is located, if required by the Bank.

         1.34 "Multiemployer Plan" shall mean a multiemployer plan, as that term is defined in Section 4001(a)(3) of ERISA, which is maintained (on the Closing Date of the Property, within the five years preceding such Closing Date, or at any time after such Closing Date) for employees of any Borrower and/or any ERISA Affiliate.

         1.35 "Note" shall mean the Promissory Note of even date herewith in the stated amount of $14,300,000.00 made by Borrower to the order of the Bank, as the same may be modified, amended, extended, replaced or restated.

         1.36   "Obligations"   shall  mean  the   Indebtedness  and  all  other
obligations of the Borrower in connection with the Loan made by the Bank pursuant to this Agreement.

         1.37 "Opinions of Counsel" shall have the meaning set forth in Section 3.3(c) below.

         1.38 "PBGC" shall mean the Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

         1.39 "Person" shall mean any natural person, corporation, limited liability company, limited partnership, limited liability partnership, association, trust, joint venture, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         1.40 "Personalty" shall mean all personal property, tangible and intangible, contained within improvements or used in connection with all or any portion of the Property financed by this Loan (excluding personal property owned by any tenant under a lease) now owned or hereafter acquired by the Borrower, except personal property owned by Borrower and used in the maintenance and operation of multiple properties.

         1.41 "Plan" shall mean each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as that term is defined in
Section 3 of ERISA, maintained for the benefit of employees, officers or directors of Borrower and/or of any ERISA Affiliate.

         1.42 "Prohibited Transaction" shall mean the respective meanings assigned to that term in Section 4975 of the Code and Section 406 of ERISA.

         1.43  "Property" shall mean any and all of the following:

               (a) Fee Parcel: The real property situate in the County of Pinellas County, State of Florida, and more specifically described as Park Royale (Parcel A) and Pinewood (Parcel B) in Exhibit A attached hereto and by this reference incorporated herein.

               (b) Leased Parcel: The leasehold interest in the real property situate in the County of Pinellas, State of Florida more specifically described as Westwind I (Parcel C) and Westwind II (Parcel D) in Exhibit A attached hereto and by this reference incorporated herein, arising under the following:

                    (i) that certain Lease dated as of December 28, 1970, by and between Earl A. Jones and Iva Mae Jones, as lessor, and Daniels and Hardin, Inc., predecessor to Mortgagor, as lessee (the "Westwind I Lease"); and

                    (ii) that certain Lease dated as of September 13, 1974, by and between Earl A. Jones and Iva Mae Jones, as lessor, and Daniels and Hardin, Inc., predecessor to Mortgagor, as lessee (the "Westwind II Lease").

         The Westwind I Lease and the Westwind II Lease are individually and collectively referred to as the "Master Lease".

               (c) The Fee Parcel and the Leased Parcel and any right or option of Borrower now or hereafter acquired to purchase or obtain the fee estate of the Leased Parcel (all of which interests in the Leased Parcel are herein collectively called the "Leasehold Estate"), together with all right, title and interest of Borrower in the following with respect to the real property and appurtenances securing this Loan, as more particularly described on Exhibit A, whether now owned or hereafter acquired by Borrower

         1.44  "Reportable  Event" shall mean a  reportable  event as defined in
Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, the events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code.

         1.45 "Security Agreement" shall mean any security agreement executed and delivered by the Borrower to the Bank, granting to the Bank a security interest in Personalty associated with all or any portion of the Property.

         1.46 "Title Company" shall mean the title insurance company, which company shall be satisfactory to Bank in its absolute and sole discretion, insuring a mortgage associated with the Property.

         1.47 "Title Policy" shall mean, respectively, each and all title insurance policies and endorsements thereto and reinsurance or coinsurance agreements and endorsements as reasonably required by the Bank in connection with a Mortgage.

         Other terms defined herein shall have the meaning ascribed to them herein.

                                   ARTICLE 2.
                                    THE LOAN

         2.1 Commitment. Subject to and in accordance with the provisions of this Agreement, the Bank agrees to loan to Borrower, a sum of money, not to exceed the Commitment Amount upon the terms and conditions expressed in this Agreement. The Commitment Amount may be advanced one single advance or in multiple advances provided that all terms and conditions specified in Section
3.4 hereof are satisfied. All amounts hereafter advanced or accruing, including, without limitation, any amounts (including principal amounts) advanced or outstanding hereunder in excess of the Commitment Amount, shall be outstanding under the Loan and shall be evidenced and secured by the Loan Documents. Borrower shall, within two (2) Business Days after written notice from the Bank, make principal and other payments required so that the outstanding principal balance of the Loan does not exceed the Commitment Amount. The Loan shall be non-revolving and all amounts up to the Commitment Amount may not be reborrowed after being repaid.

         2.2 Purpose of the Loan. This Loan is made to refinance existing loans secured by the Property and to finance Borrower's equity in a to-be-formed single asset entity that will own and operate a modular home community in Chicago, Illinois known as Saddlebrook or to repurchase Borrower's issued and outstanding stock or other general corporate purposes.

         2.3 The Loan.

               (a) The Note. The Borrower's obligation to pay the principal of and interest on the Loan shall be evidenced by the Note which shall (i) be duly executed and delivered by Borrower, (ii) be dated as of the date hereof, (iii) be in the stated principal amount of the Loan, (iv) mature on the Maturity Date,
(v) bear interest as provided in the Note, and (vi) be entitled to the benefits of this Agreement and the Loan Documents.

               (b) Term. The Loan shall have a term which commences as of the date hereof and expires on the Maturity Date.

               (c) Interest and Payments. The Loan shall bear interest on the outstanding principal balance at the Adjusted LIBOR Rate. Interest shall be payable monthly, in arrears, on or before the first (1st) day of each month together with all Mandatory Principal Reduction payments. If not sooner paid, all outstanding principal, accrued but unpaid interest and other charges due and owing under the Loan Documents shall be paid in full on the Maturity Date.

               (d) Default Rate; Late Charges. Upon the occurrence of a Default under the Loan, the Bank shall have the right to collect interest on the outstanding indebtedness under the Loan at a rate of interest equal to the greater of (i) eighteen percent (18%) per annum or (ii) five percent (5%) per annum in excess of the Adjusted LIBOR Rate ("Default Rate"); provided that any interest at the Default Rate which has accrued shall be paid at the time of and as a condition precedent to the curing of any Default under the Loan. In the event any payment of principal, interest, or other sum due in connection with the Loan is not made within five (5) days after the due date, the Bank may, at its option, require the payment of a late charge in the amount of four percent (4%) of the delinquent sum ("Late Charge").

               (e) Prepayment. Borrower shall have the right to prepay the Loan, in whole or in part, at any time and from time to time subject to the payment of the additional amounts described in the Note. All sums received by the Bank under this Loan from whatever source shall be applied (i) when no Default or Event of Default has occurred and is continuing, for the specific purpose for which it was remitted under the Loan and otherwise to the principal balance of the Loan, and (ii) after the occurrence of a Default or Event of Default, and while such Default or Event of Default continues, to fees, charges, interest or principal under the Loan, in such manner and order as the Bank may direct, in its sole and absolute discretion.

               (f) Payments Due on Days Other than Business Days. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable at the applicable rate during such extension.

         2.4 Evidence of Obligations Under Loan. Amounts outstanding under the Loan shall be evidenced by the Note and this Agreement, and shall be secured by the Loan Documents. In the event of any inconsistency between the Note and this Agreement, the provisions of this Agreement shall prevail.

         2.5 Professional Fees.

               (a) Attorneys' Costs, Expenses, and Fees. Reasonable attorneys costs, expenses, and fees for Bank's counsel shall be payable on or before the date hereof with respect to the Closing.

               (b) Appraisal Fees, Title Insurance Premium, and Other Costs, Expenses, and Fees. Appraisal fees, environmental and engineering consultant fees, title insurance premiums, recording or filing fees, closing costs and other costs, expenses, and fees in the amounts specified by Bank, shall be payable on or before the date hereof with respect to the Closing. Title insurance premiums, recording or filing fees, and other costs and expenses associated with recording a modification of the Loan Documents or filing a UCC-1 Financing Statement in connection with personal property subsequently acquired by the Borrower shall be payable concurrently with the modification or release.

               (c) Consultant Fees. Borrower shall, on or before the first (1st) Business Day after any bill rendered by Bank to Borrower with respect thereto, pay directly or reimburse to Bank, at Bank's option, for the aggregate costs of any appraisals of any portion of the Collateral, environmental, engineering or architectural studies or consultants' fees, attorneys' fees and costs, or other costs and expenses reasonably incurred by the Bank in connection with review or approval of Collateral, enforcing payment and performance of the Obligations, exercising the rights and remedies of the Bank under the Loan Documents or in negotiation or documentation of any further amendment or modification of the Loan Documents.

         2.6 Advances Secured by Loan Documents. All payments made by the Bank under this Agreement and the Loan Documents and any amounts advanced or expended by the Bank to cure Defaults by Borrower or to exercise the rights and remedies of the Bank under the terms of this Agreement and the Loan Documents and all amounts expended by Bank pursuant to the terms of this Agreement and the Loan Documents shall, as and when advanced or incurred, be secured by the Mortgage, shall constitute additional Indebtedness evidenced by the Note and secured by the Mortgage and the other Loan Documents, whether or not the aggregate of all Indebtedness shall then or thereafter exceed the Commitment Amount of the Note.

         2.7 Bank's Right to Cure Defaults. In the event that Borrower shall fail to cure a Default (after the expiration of applicable grace periods, if any), Bank shall have the right, but not the obligation, to perform any of such covenants, agreements and obligations, and any amounts expended by Bank in doing so shall constitute obligatory advances under this Agreement and additional Indebtedness evidenced by the Note and secured by the Mortgage and the other Loan Documents.

         2.8 Escrow for Ground Lease Payments.

               (a) Escrow Account. On the Closing Date for Westwind I (Parcel C) and Westwind II (Parcel D), Bank will disburse a portion of the Loan into an escrow account to be held pursuant to the terms of this Section 2.8. Such escrow account will be kept in an interest bearing, segregated account selected by Bank in its sole and absolute discretion. All funds held in such escrow account, at any time, are hereby assigned to Bank as additional security for the Loan and the Indebtedness.

               (b) Certifications by Borrower regarding Ground Lease Payments. Borrower hereby certifies to Bank that the amounts listed in the table below are the rents anticipated to be due under the Westwind I Lease and Westwind II Lease on the dates specified:

------------------------------- ---------------------------- ---------------------------- ----------------------------
            Lease                        Date Due                  Prepaid Minimum                Additional
                                                                       Rental                       Rental
------------------------------- ---------------------------- ---------------------------- ----------------------------
Westwind I Lease                       Closing Date                  $ 3,000.00                       N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                     February 15, 2001               $ 6,000.00                  $ 141,819.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                     February 15, 2002               $ 6,000.00                  $ 151,118.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
Westwind II Lease                      Closing Date                  $ 3,300.00                       N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                     February 15, 2001               $ 6,600.00                  $ 139,977.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                     February 15, 2002               $ 6,600.00                  $ 146,247.00
------------------------------- ---------------------------- ---------------------------- ----------------------------


In the event the amounts or dates listed in the table above change, Borrower will give Bank written notice of the revised information (at least 20 business days prior to any payment due date), certified by an officer of the general partner of Borrower together with the payment in good funds equal to the additional amounts due for any payments listed in the revised information.

               (c) Deposits into Escrow Account. On the Closing Date for Westwind I (Parcel C) and Westwind II (Parcel D), 105% of the Additional Rental amounts for the February 15, 2001, listed in Subsection 2.8(b), for both the Westwind I Lease and Westwind II Lease will be disbursed from the proceeds of the Loan into the escrow account. On the Closing Date, the Prepaid Minimum Rental amounts specified as due on the Closing Date in Subsection 2.8(b) will be paid to the lessor at the address listed in Subsection 2.8(d). On or before February 15, 2001, and February 15, 2002, as applicable, Borrower shall pay directly to the lessor under the Westwind I Lease and Westwind II Lease all Prepaid Minimum Rental, before the due date, and provide written evidence of such payment to the Bank. On or before January 1, 2002, 105% of the Additional Rental amounts for the February 15, 2002, listed in Subsection 2.8(b) for both the Westwind I Lease and Westwind II Lease will be paid by Borrower to Bank to be deposited into the escrow account. In the event any Individual Parcel is to be released as security for the Loan, Borrower shall deposit into the escrow account 105% of all of the Additional Rental amounts listed in Subsection 2.8(b) for the February 15, 2002 payments which have not previously been deposited into the escrow account, pursuant to Section 8.2 hereof.

               (d) Payments from the Escrow Account. On or before ten (10) business days prior to the Date Due listed in Section 2.8(b) above, Bank will remit payment in the amount listed to the following party in accordance with the following wire transfer instructions:



                  ABA #:            063100277
                  Bank Name:        Bank of America
                  Account #:        001264430104
                  Account Name:     Mrs. Iva Mae M. Jones Trust
                  Attn:             Notify Account Holder Upon Receipt

         Upon payment of such amounts, Bank shall send written evidence of payment to Borrower. In the event Borrower does not receive written evidence of payment at least five (5) business days prior to the Date Due listed in Section 2.8(b) above, Borrower will contact Bank and advise Bank to make such payment.

                                   ARTICLE 3.
                         CONDITIONS PRECEDENT TO CLOSING

         The Bank's obligation to make the Loan and to enter into and perform its agreements under this Agreement shall be subject to the full and complete satisfaction of the following conditions precedent with respect to the Individual Parcel being closed, including receipt and approval by the Bank of the following agreements, documents and instruments, each in form and substance satisfactory to the Bank, in each case as determined by the Bank in its sole and absolute discretion, on the Closing Date for such Individual Parcel and subsequently:

         3.1 Representations and Warranties Accurate. The representations and warranties by each Loan Party in the Loan Documents shall be correct on and as of the Closing Date for each Individual Parcel.

         3.2 Documents. The Loan Documents described below shall be executed and delivered to the Bank:

               (a) this Agreement, duly executed by Bank and Borrower;

               (b) the Mortgage, duly executed by the Borrower, encumbering all of the Individual Parcels described on Exhibit A;

               (c) the Note, duly executed by Borrower;

               (d) the Environmental Indemnity Agreement, duly executed by Borrower;

               (e) the Security Agreement, duly executed by Borrower;

               (f) UCC-1 financing statement(s) required to perfect the Bank's security interest in the Personalty (the "Financing Statements"); and

               (g) such other documents as Bank may reasonably require to further evidence or perfect the Bank's security interests in the Collateral.

         3.3 Review Items. The Bank shall have received and approved the following:

               (a)   Resolutions.   Resolutions  of  Borrower   authorizing  the
execution, delivery and performance of this Agreement and any and all other documents related hereto or required hereby.

               (b) Organizational Documents. Copies (certified to the Bank's satisfaction) of the organizational documents of the Borrower and current certificates of good standing issued by the appropriate Governmental Entities.

               (c) Opinion of Counsel. Legal opinions ("Opinions of Counsel") of independent counsel for Borrower with respect to this Agreement and the Loan Documents, in form and substance satisfactory to the Bank (i) that the Loan Party is duly organized and in good standing in the state of its formation and in such other jurisdictions as may be necessary, (ii) that the transaction described in the opinion and the execution and delivery of the documentation evidencing such transaction and the performance of obligations thereunder have been duly authorized by all necessary parties, (ii) that the transaction documents are legal, valid and binding and enforceable in accordance with their terms, subject to customary exceptions, (iii) concerning such other legal matters as the Bank may require regarding the specific transaction and the absence of conflicts with the governing documents of the entity or any other agreement, instrument or governmental order or rule to which the entity is subject and the absence of any material litigation against the entity which would materially adversely affect the entity's ability to perform its legal obligations under the transaction documents, and (iv) such other opinions specific to the entity or the transaction as the Bank may reasonably require.

               (d)  Financial   Statements.   Audited  financial  statements  of
Borrower, as specified in Section 5.1 below;

               (e) Appraisal. A current Appraisal of the Property.

               (f) Title Policy. The Bank shall have received a fully paid ALTA mortgagee's Title Policy issued by a Title Company acceptable to the Bank, in form and substance satisfactory to the Bank, naming the Bank as the insured and insuring the Mortgage to be a valid first lien on a good and marketable fee simple title to the Property, in an amount not less than the Commitment Amount, subject only to such liens and encumbrances and such exceptions as are approved in writing by the Bank, and, without limiting the generality of the foregoing, specifically insuring against mechanics' liens, matters which would be disclosed by a comprehensive survey, and the rights of parties in possession, and containing judgment, tax lien, assessment and bankruptcy searches, a comprehensive endorsement (if the Property is subject to prior restrictions of record and in the judgment of the Bank, such an endorsement is necessary to protect the Bank's interest), and such other endorsements as may reasonably be requested by the Bank.

               (g) Taxes. All taxes, fees and other charges in connection with the execution, delivery and recording of the Loan Documents shall have been paid, and all delinquent taxes, assessments or other governmental charges or liens affecting the Property, if any, shall have been paid. Borrower shall provide a treasurer's tax certificate disclosing that no general and special taxes or assessments encumbering the Property are delinquent ("Tax Certificate").

               (h) Survey. Borrower shall have furnished to Bank, at Borrower's expense, a current improvement survey plat ("survey"), in form and substance satisfactory to the Bank and the Title Company, indicating, without limitation, the legal description of the Property as it will be insured by the Title Company, the courses and distances of the Property lot lines, all appurtenant and servient easements, all dominant easements, location of nearest public roads affording ingress and egress to and from the Property, location and dimensions of all encroachments, buildings and other improvements (excluding manufactured homes), locating all easements and rights-of-way appurtenant to or burdening the Property and showing any other matters of record, visible upon inspection of the Property or otherwise known to the surveyor which affect title to or use of the Property. The surveyor shall also certify whether or not any portion of the Property is located within a Federal Emergency Management Agency identified flood-prone area and if located thereon, state the map number and whether or not the Property appears in the "Flood Hazard Area." The survey must be certified as accurate by a licensed surveyor in the state in which each Property is located and contain a certificate imprinted thereon in the form approved by the American Land Title Association stating that the survey is made for the benefit of the Bank and the Title Company and shall be sufficient to induce the Title Company to deleted the standard exceptions from the Title Policy regarding matters that would be shown by an ALTA survey.

               (i) Hazardous Waste/Environmental Audits and Reports. The Bank shall have received evidence (including, without limitation, a Phase I environmental audit prepared by an environmental engineering company satisfactory to the Bank, and in substance satisfactory to the Bank, regarding the environmental conditions affecting all or any portion of the Property) acceptable to it in its sole discretion as to the presence of hazardous waste or substances on, under or in the Property, together with such documentation as may be necessary to permit the Bank to rely thereon, a copy of which shall be provided to Borrower. Copies of any environmental impact statements, material safety data sheets filed or to be filed with OSHA, the State of Florida or any local emergency planning commission or local fire department ("Environmental Reports"), if any.

               (j) Compliance with Governmental Requirements. The Bank shall have received written evidence satisfactory to it that the Property and the use thereof are permitted by and comply with all applicable restrictions and requirements in prior conveyances, zoning ordinances, subdivision and platting requirements and other laws and regulations, and have been duly approved by the municipal or other governmental authorities having jurisdiction and that the required building, zoning, environmental and other permits, approvals and licenses have been duly obtained as required by law.

               (k) Approvals. The Bank shall have received evidence acceptable to it that the Borrower has received all necessary Approvals and Permits from, and given all necessary notices to, and made all necessary filings with, any and all Governmental Entities with respect to the Property, and the contemplated use and operation thereof.

               (l) Insurance. The Bank shall have received the evidences of insurance coverage required under Section 5.8 below.

               (m) Soil Reports. If required by Bank, a soils report addressed to Bank and prepared by a licensed soils engineer acceptable to Bank showing the locations of, and containing boring logs for, all borings.

               (n) Development Items. Copies of all engineering reports, land planning maps, or plats, soils tests, environmental reports, surveys prepared with regard to the Property, governmental or private agreements, indemnities, waivers, rights to reimbursements, abatements or benefits of whatsoever nature regarding the Property, to the extent assignable, available at Closing, with subsequent submissions to the Bank of reports and studies not required to be available at Closing, if requested by Bank.

               (o) Development Documents. Receipt of copies of any agreements, existing or proposed, with Governmental Entities, in the nature of a subdivider's agreement, public improvements agreement, or annexation agreement affecting the development of the Property or requiring cash equivalent collateral, or imposing building restrictions in lieu of collateral, as a condition to development of the Property.

               (p) Special Districts. Identification of any special district affecting the Property, together with a boundary map of the special district, financial statements and outline of the debt structure, if requested by the Bank.

               (q) Plats. Receipt of any existing plats, PUD's or official development plans affecting the Property.

               (r) Rent Roll. A copy of a current Rent Roll for the Property, certified by an authorized representative of the Borrower.

               (s) Other Agreements. Fully-executed copies of any other agreements regarding the Property, such as ground leases, management agreements, service contracts, license agreements, together with such assignments to the Bank and third-party consents as the Bank may require, if any .

               (t) The Borrower shall have performed such other actions as the Bank may reasonably require.

         3.4 Multiple Closings. Borrower may request that the Closing Date for Individual Parcels occur on separate days. In the event the Closing Date for any of the Individual Parcels has not occurred when a portion of the Commitment Amount is being requested to be advanced by Borrower, Bank will determine in

Bank's sole and absolute discretion the portion of the Commitment Amount to be advanced for the closing that is occurring based on satisfaction of the Financial Covenants contained in Section 6.2 and Bank will not be obligated to fund the full Commitment Amount until all conditions precedent to closing, as specified in this Article 3 have been fully and completely satisfied with respect to all of the Individual Parcels.


                                   ARTICLE 4.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         In order to induce Bank to make the Loan, Borrower, and, to the extent applicable, each other Loan Party, for itself, represents, warrants and covenants as follows, which representations, warranties and covenants shall be true and correct as of the execution hereof and shall survive the execution and delivery of the Loan Documents:

         4.1 Organization of Loan Party; Authority to Enter into Agreement. Borrower is a limited partnership, duly formed and validly in existence and in good standing under the laws of the State of Delaware. Each Loan Party is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify permanently precludes the Loan Party from enforcing its contracts. Each Loan Party has full power and authority to enter into this Agreement, to borrow money as contemplated herein and to execute and carry out the provisions of the Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action of each Loan Party, and no other action of the Loan Party is required for the execution, delivery and performance of the Loan Documents. The Loan Documents which have been executed and delivered pursuant to this Agreement constitute, or, if not yet executed or delivered, will when so executed and delivered, constitute valid and binding obligations of the Loan Party, each enforceable in accordance with its respective terms. Each Loan Party holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business.

         4.2 No Violation of Other Agreements; No Default. The execution, delivery and performance by the Loan Party of the Loan Documents will not (a) violate any provision of any Governmental Regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Loan Party,
(b) violate or contravene any provision of the constituent documents of the Loan Party, or (c) result in a breach of or constitute an event of default under any indenture, deed of trust, mortgage, loan or credit agreement, note or, except as specifically identified to the Bank in writing, any other agreement, lease or instrument to which the Loan Party is a party or by which it or any of its properties may be bound or result in the creation of any lien or security interest thereunder. The Loan Party is not in default under or in violation of any such Governmental Requirement, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Loan Party.

         4.3 Economic Benefit. The execution and delivery by Bank of this Agreement and the extension of credit by the Bank hereunder constitutes an economic benefit to each Loan Party at least equal to the amount of each of its obligations hereunder and each Loan Party has received fair equivalent value by the extension of the credit facility described in this Agreement in exchange for the liens and security interest granted by the Loan Party to the Bank under the Loan Documents.

         4.4 Government Consents. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Entity is required on the part of any Loan Party to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents, except for any necessary filing or recordation of or with respect to any of the Loan Documents.

         4.5 Good Faith; Bankruptcy. This Agreement and the Loan Documents are executed in good faith by each Loan Party and is not given or intended to hinder, delay or defraud any creditor or to contravene any of the bankruptcy laws of the Federal Bankruptcy Code, United States (11 U.S.C. Section 101, et seq.), or any other applicable laws. As of the date of the execution of this Agreement, no Loan Party is the subject of a pending bankruptcy case. No Loan Party is aware of any threatened bankruptcy case, nor is any Loan Party presently intending to file such a case.

         4.6 Leases. Borrower acknowledges and agrees with respect to all leases or tenancies of any kind at the Property ("Leases"):

               (a) not to collect any of the rents, issues or profits under the Leases in advance such that the amount of prepaid rents would cause Borrower to be in default with respect to the Financial Covenant related to the Property contained in Section 6.2(d) hereof;

               (b) to execute all Leases on a form which has been preapproved by Bank, in Bank's reasonable discretion;

               (c) not to execute any other assignments of the Rents or any interest therein to any party other than Bank; and

               (d) to perform all of Borrower's covenants and agreements with respect to the Leases as specified in the Loan Documents.

         4.7 Solvency.

               (a) The fair salable value of the assets of the Borrower will, immediately following the closing of this Loan and after the transaction contemplated under the Loan Documents exceed the amount that will be required to be paid by or in respect of the existing debts and other liabilities of such Borrower (including contingent liabilities) as they mature.

               (b) The Borrower does not have or will not have, immediately following the closing of the Loan, unreasonably small capital to carry out its business as conducted or as proposed to be conducted.

               (c) The Borrower does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature.

         4.8 Financial Statements. Any loan applications, financial statements, supporting schedules, and financial reports heretofore delivered to the Bank in connection with the Loan Documents by or on behalf of each Loan Party are true and correct in all material respects, and, as to each Loan Party, have been prepared in accordance with GAAP, consistently applied, and fairly represent the respective financial conditions of the subjects thereof as of the dates thereof and for the periods covered thereby, and no Material Adverse Occurrence has occurred in the financial conditions presented therein since the respective dates thereof. Each Loan Party agrees to promptly notify Bank in the event that any such documentation or information is later discovered by the Loan Party to be materially inaccurate.

         4.9 No Litigation. There are no material actions, suits or proceedings pending, or to the knowledge of the Loan Party threatened against or affecting the Loan Party, or any of the property or assets of the Loan Party, in any court at law or in equity, or before or by any governmental or municipal authority which might materially adversely affect the ability of the Loan Party to perform its respective obligations hereunder or under any of the Loan Documents to which the Loan Party is a party.

         4.10 Marketable Title. Each Loan Party has good and marketable title to all of its assets which secure repayment of the Note, free and clear of all liens securing or evidencing a monetary obligation or containing provisions by which title could be divested by an event of default or the passage of time.

         4.11 Secondary Financing. There shall be no additional financing by the Borrower which is secured by a lien on the Property without the prior written consent of the Bank, which may be withheld in Bank's sole discretion.

         4.12 Compliance With Documents. As of the date hereof and for so long as the Loan Documents remain in effect, each Loan Party is and will remain in full compliance with all of the terms and conditions of this Agreement and the Loan Documents, and no Default has or shall have occurred or shall have occurred and be continuing, which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default under the foregoing.

         4.13 Responsible Parties. Each Loan Party acknowledges and agrees that the acts of the Authorized Officer are the acts of each Loan Party and that the representations, warranties, covenants and agreements of each Loan Party in this Agreement and the Loan Documents shall be deemed to be those of the other Loan Parties.

         4.14 Use of Proceeds. The proceeds of the Loan disbursed hereunder will be used by the Borrower solely for the general business purposes permitted under this Agreement.

         4.15 Margin Stock. No part of the proceeds of the Loan disbursed hereunder shall be used at any time by Borrower to purchase or carry margin stock (within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such margin stock. No part of the proceeds of the Loan disbursed hereunder will be used by Borrower for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.

         4.16 Taxes. Each Loan Party has filed all federal, state and local tax returns required to be filed and has paid or made provision (as required by GAAP) for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any Governmental Entity (other than taxes, fees or charges the applicability, amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of each Loan Party). No tax liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of each Loan Party in respect of taxes and other governmental charges are adequate, and each Loan Party knows of no proposed material tax assessment against it or any basis therefor.

         4.17 Trademarks, Patents. Borrower possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

         4.18 Covenants, Zoning and Codes. Each Loan Party has complied and will continue to comply with all applicable statutes and regulations to be complied with in connection with the Property, including, without limitation, all statutes and regulations regarding environmental issues, the Americans with Disabilities Act, and historical preservation acts and regulations. All permits, consents, approvals or authorizations by, or registrations, declarations, withholding of objections or filings with any governmental body or private entity necessary in connection with the valid execution, delivery and performance of this Agreement, the Loan Documents, and any and all other documents executed in connection with any of the foregoing, have been obtained and are valid, adequate and in full force and effect. The Property and the intended use thereof will in all material respects conform to and comply with all covenants, conditions, restrictions and reservations affecting the Property, with all applicable zoning, including parking requirements, subdivision, environmental protection, use and building codes, laws, regulations and ordinances, including without limitation any covenants and restrictions recorded in the official records of the applicable Governmental Entity (collectively, the "Covenants").

         4.19 Accuracy of Information. All factual information heretofore or herewith furnished by or on behalf of each Loan Party to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of each Loan Party to the Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any misstatement of fact or omits to state any fact necessary to make the statements contained therein not misleading.

         4.20 Representations and Warranties Upon Delivery of Financial Statements, Documents and Other Information. Each delivery by a Loan Party to Bank of financial statements, other documents, or information after the date of this Agreement shall be a representation and warranty that such financial statements, other documents, or information is correct and complete in all material respects, that there are no omissions therefrom that result in such financial statements, other documents, or information being incomplete, incorrect, or misleading in any material respect as of the date thereof.

         4.21 Covenant Regarding Master Lease. Borrower covenants and agrees to comply with all terms and conditions contained in Section 4.5 of the Mortgage.

         4.22 Survival of Representations. All representations, warranties and covenants contained in this ARTICLE 4 shall survive the delivery of this Agreement and the making of the Loan and each Advance contemplated hereunder and any investigation at any time made by or on behalf of the Bank shall not diminish its rights to rely on all of such representations and warranties.

                                   ARTICLE 5.
                                GENERAL COVENANTS

         Each Loan Party agrees with the Bank that, so long as the Loan shall be outstanding, unless the Bank shall otherwise consent in writing, each Loan Party covenants and agrees as follows:

         5.1 Financial Information. The Loan Parties will furnish to the Bank copies of such of its financial statements, reports and information as may be requested by the Bank, including, without limitation, the following financial statements, reports and information, each of which shall be prepared on a consolidated and consolidating basis for which no additional request shall be required:

               (a) As soon as available, and in any event within one hundred twenty (120) calendar days after the end of each fiscal year of Borrower, a copy of its audited annual financial reports, and, in any event within ninety (90) calendar days after the end of each fiscal year of Asset Investors Corporation and Commercial Assets, Inc., respectively, the Form 10K filing of both Asset

Investors Corporation and Commercial Assets, Inc. with the Securities and Exchange Commission;

               (b) As soon as  available,  and in any event within  seventy-five
(75) calendar days after the end of each fiscal quarter of Borrower, a copy of its unaudited financial statement and, within forty-five (45) calendar days after the end of each fiscal quarter of Asset Investors Corporation and Commercial Assets, Inc., respectively, the Form 10Q filings of both Asset Investors Corporation 10Q report and Commercial Assets, Inc. filed with the Securities and Exchange Commission;

               (c) Within ten (10) days after filing, a copy of any filing available to the public made by Asset Investors Corporation or Commercial Assets, Inc. with the Securities and Exchange Commission.

               (d) As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, a compliance certificate ("Compliance Certificate") signed by an Authorized Officer. Each Compliance Certificate shall be in the form and substance satisfactory to the Bank, shall contain detailed calculations of the financial covenants referred to in ARTICLE 6, and shall contain statements by the Authorized Officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached financial statements are complete and correct in all material respects (subject, in the case of financial statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP and applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the representations and warranties of the Loan Parties contained in this Agreement and other Loan Documents are true and correct as of the date of such certification is given as if made on such date, and (iii) there is no Default or Event of Default. If any Compliance Certificate delivered to the Bank discloses that a representation or warranty is not true and correct, or that there is a Default or Event of Default, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

         5.2 Accounting System. Borrower shall maintain a system of accounting established and administered in accordance with GAAP.

         5.3 Security Interests. Borrower shall not create, incur, assume or allow to exist any Liens upon all or any part of the Collateral, now owned or hereafter acquired, except the following:

               (a) Liens for taxes not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on Borrower's books.

               (b) Liens imposed by any law, such as mechanics', workers', materialmen's, landlords', carriers', or other like Liens arising in the ordinary course of business which secure payment of obligations which are not past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on Borrower's books.

               (c) Liens securing the Obligations in favor of the Bank.

         5.4 Transactions With Affiliates. Borrower shall not enter into or be a party to any transactions or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, or make any loans or advance to any Affiliate except as permitted under this Agreement. If there is no Default or Event of Default, however, Borrower may engage in such transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate.

         5.5 Notices. Each Loan Party, each for itself, as soon as practicable, shall give notice to the Bank of:

               (a) The commencement of any uninsured litigation in excess of $100,000.00 relating to any Loan Party or relating to the transactions contemplated by this Agreement;

               (b) The commencement of any material arbitration or governmental investigation or proceeding not previously disclosed by the Loan Party to the Bank in writing which has been instituted or, to the knowledge of the Loan Party, threatened against any Loan Party or to which its properties or assets are subject which, if determined adversely to the Loan Party would constitute a Material Adverse Occurrence;

               (c) Any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by any Loan Party to the Bank which, if determined adversely to any Loan Party would constitute a Material Adverse Occurrence;

               (d) Any Event of Default under this Loan.

               (e) The completion of the proposed merger between Asset Investors Corporation and Commercial Assets, Inc., and a copy of the documentation evidencing such merger and specifying the identity of the surviving corporation.

               (f) Any notice of claimed default under any loans or credit agreements executed by Borrower or any Loan Party pursuant to which Borrower or any Loan Party has direct or contingent liability other than loans or credit agreements which are non-recourse to Borrower or the Loan Party and are secured by collateral other than the Bank's Collateral.

         5.6 Books and Records, Periodic Audits. Borrower shall maintain books and records reflecting all of its business affairs and transactions in accordance with standard accounting practices reasonably satisfactory to the Bank and permit the Bank, and its representatives and agents at reasonable times and intervals and upon reasonable notice to the Borrower, to visit all of its offices, discuss its financial matters with the Authorized Officers of the Borrower and its independent public accountants (and by this provision the Borrower authorizes its independent public accountants to participate in such discussions) and examine any of its books and other corporate records.

         5.7 Legal Existence. Borrower shall maintain its legal existence in good standing under the laws of its jurisdiction of organization and its qualification to transact business in each jurisdiction where failure to qualify would permanently preclude the Borrower from enforcing its rights with respect to any material asset or would expose Borrower to any material liability.

         5.8 Insurance. Borrower shall obtain and maintain the following insurance and pay all related premiums as they become due:

               (a) Casualty. Borrower shall maintain insurance on each Property consisting of real or personal property against damage or loss by fire, lightning, and other perils, on an all-risks basis, extended coverage basis, without co-insurance, if applicable, without contribution from the insured, such coverage to be in an amount reasonably satisfactory to the Bank. Such policy shall or certificates for such insurance to be furnished hereunder shall be in forms, companies and amounts satisfactory to Bank, with mortgagee clauses attached to all policies or certificates in favor of and in form satisfactory to Bank, including a provision requiring that the coverage evidenced thereby shall not be cancelled, terminated or materially modified without thirty (30) days' prior written notice to the Bank.

               (b) Commercial General Liability. Borrower shall maintain commercial general liability insurance protecting Borrower and Bank against loss or losses from liability imposed by law or assumed in any agreement, document, or instrument and arising from bodily injury, death, or property damage with a limit of liability satisfactory to the Bank per occurrence and general aggregate and "umbrella" excess liability insurance in an amount reasonably satisfactory to the Bank. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations. In addition, there shall be obtained and maintained business motor vehicle liability insurance protecting each Borrower and Bank against loss or losses from liability relating to motor vehicles owned, non-owned, or hired used by each Borrower, any contractor, any subcontractor, or any other Person in any manner related to the business of the Borrower with a limit of liability satisfactory to the Bank (combined single limit for personal injury (including bodily injury and death and property damage).

               (c) Worker's Compensation. Borrower shall maintain or cause to be maintained worker's compensation insurance, disability benefits insurance, and such other forms of insurance as required by law covering loss resulting from injury, sickness, disability, or death of employees of each Borrower, any contractor, and any subcontractor located on or assigned to any property owned or operated by any Loan Party. Borrower shall cause each contractor and each subcontractor having employees located on or assigned to any business owned or operated by any Loan Party to obtain and maintain this same coverage for all eligible employees.

               (d) Other. All policies for required insurance shall be in form and substance satisfactory to Bank in its reasonable discretion. Required insurance may be provided under a blanket insurance policy. All required insurance shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Borrower and approved by Bank. Such companies must be authorized to write such insurance in the states in which the Collateral is located. Each company shall be rated "A" or better and a financial size category of VII, by A.M. Best Co., in Best's Key guide, or such other rating acceptable to Bank in Bank's absolute and sole discretion. All property policies evidencing required insurance shall name Bank as first mortgagee and loss payee. All liability policies evidencing required insurance shall name Bank as additional insured. Coverage under the policies for the benefit of the Bank may not be limited due to the acts of Borrower. The policies shall provide for at least thirty (30) days' prior written notice of the cancellation or modification thereof to Bank.

               (e) Evidence. A certificate of insurance evidencing that such insurance is in full force and effect with respect to each Project shall be delivered to Bank, together with proof of the payment of the premiums thereof, or, at Bank's request, the original or a certified copy of each insurance policy. Thirty (30) days prior to the expiration of each such policy, Borrower shall furnish Bank evidence that such policy has been renewed or replaced in the form of a certified copy of the renewal or replacement policy or, a certificate reciting that there is in full force and effect, with a term covering at least the next succeeding calendar years, insurance of the types and in the amount required in this Section 5.8

         5.9  Inconsistent  Agreements.   Borrower  shall  not  enter  into  any
agreement containing any provision which would be violated or breached by the Borrower in the performance of its obligations under any Loan Document.

         5.10 Compliance with Laws. Borrower shall carry on its business activities and shall maintain the Property in substantial compliance with all Governmental Regulations and all applicable rules, regulations and orders of all Governmental Entities having power to regulate or supervise its business activities or the Property.

         5.11 Conduct of Business. Borrower shall maintain and keep its assets, property and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs.

         5.12 Maintain Business. Borrower shall continue to engage primarily in the business being conducted on the date of this Agreement.

         5.13 Payment of Taxes and Claims. Borrower shall file or cause to be filed all tax returns and reports which are required by law to be filed by it and shall pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the title of Borrower to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on its books in accordance with GAAP.

         5.14 Sales, Mergers, and other Fundamental Changes. Except as may be permitted by the Bank in its sole and absolute discretion, Borrower shall not cause, suffer or permit, voluntarily or involuntarily, Borrower to enter into or offer or agree to any change in the legal or beneficial ownership of Borrower. For purposes of this Agreement, "change in the legal or beneficial ownership" shall include any transfer, sale, assignment, conveyance, exchange, transfer in connection with a pledge or hypothecation or the foreclosure of a pledge or hypothecation, transfer in connection with a grant of rights or warrants or options or proxies with respect to such ownership interests, merger, consolidation, reorganization, dissolution, liquidation or winding up of such entity, creation of additional classes of stock or equity interests, change in the rights associated with classes of preferred stock to permit conversion to common or voting stock or to grant voting rights, or any other act that would have the effect of altering or diminishing the legal or beneficial ownership or any rights or duties with respect thereto. Notwithstanding the foregoing, Borrower shall be entitled to changes in its legal or beneficial ownership provided that no such changes shall impair or diminish the voting and managerial control by Asset Investors Corporation of Borrower.

         5.15 Returned Payments. Each Loan Party agrees that, in the event any payment made by or on behalf of any Loan Party respecting any Obligations, or any portion any such payment, shall at any time be returned by the recipient thereof for any reason, including pursuant to any order (whether or not final) by a court of competent jurisdiction, any provision of the United States Bankruptcy Code as now existing or hereafter amended, or any other applicable federal or state law or because of acts or omissions of any Loan Party, the Obligations shall not be deemed to have been satisfied to the extent of the returned payment, and the obligations of each Loan Party shall be deemed to be reinstated automatically and to continue in full force and effect.

         5.16 Consolidation, Merger, Sale or Disposal of Assets. A Loan Party shall not without the prior written approval from the Bank:

               (a) acquire, consolidate or merge into or with any other entity (other than the proposed merger between Asset Investors Corporation and Commercial Assets, Inc.); or

               (b) sell, (other than sales of inventory in the ordinary course of business) transfer, lease, or otherwise dispose of all, or substantially all, of its assets during the term of this Agreement.

         5.17 Indebtedness. Borrower shall not create, incur, assume, or allow to exist any indebtedness of any kind or description, except the following:

               (a) Indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it is not overdue past the original due date by more than ninety (90) days or being contested in good faith by the Borrower with the Bank's reasonable consent.

               (b) The Indebtedness under the Loan.

               (c) Indebtedness which is non-recourse to the Borrower or any Loan Party and is secured by collateral other than the Bank's Collateral.

         5.18 Further Assurances. Borrower will at any time and from time to time upon request of the Bank take or cause to be taken any action, execute, acknowledge, deliver or record any further documents, opinions or other instruments or obtain such additional insurance as Bank in its discretion deems necessary or appropriate to carry out the purposes of this Agreement.

                                   ARTICLE 6.
                               FINANCIAL COVENANTS

         6.1 Special Definitions. In this Article, the following terms shall have the following meanings as to Borrower:

               (a) "Free Cash Flow" shall mean Funds From Operations, plus Interest Expense, less an annual capital replacement reserve of $50.00 per developed homesite.

               (b) "Capital Lease" shall mean any lease that has been or should be capitalized under GAAP.

               (c)  "Funds  From  Operations"  shall  mean Net  Income  or loss, calculated in accordance with GAAP (excluding gains and losses from debt restructure and sales of property), plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures, and including other adjustments made by Borrower on a consistent basis.

               (d) "Total Indebtedness of Borrower" shall mean, as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (iv) with respect to which there is any security interest in any property of such Person;
(v) to make any payment or contribution to a Multi-Employer Plan; (vi) that is evidenced by a note, bond, debenture or similar instrument; and (vii) under any conditional sale agreement or title retention agreement.

               (e) "Indirect Obligation" shall mean, as to any Person, (a) any guaranty by such Person of any obligation of another Person; (b) any security interest in any property of such Person that secures any obligation of another person; (c) any enforceable contractual requirement that such person (i) purchase an obligation of another Person or any property that is security for such obligation; (ii) advance or contribute funds to another Person for the payment of an obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an obligation of such other Person; (iii) purchase property, securities or services from another person for the purpose of assuring the beneficiary of any obligation of such other Person that such other Person has the ability to timely pay or discharge such obligation; (iv) grant a security interest in any property of such Person to secure any obligation of another Person; or (v) otherwise assure or hold harmless the beneficiary of any obligation of another Person against loss in respect thereof; and (d) any other contractual requirement enforceable against such person that has the same substantive effect as any of the foregoing. The term "Indirect Obligation" does not, however, include the endorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the obligation in respect to which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof as determined by such Person in good faith.

               (f) "Intangible Assets" means: (a) patents, copyrights, trademarks, tradenames, franchise, license agreements, goodwill, and other similar intangibles; (b) unamortized debt discount and expenses; and (c) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the date of this Loan Agreement.

               (g) "Interest Expense" means, for any period of calculation,  the
amount  reported  by  Borrower  in  its  financial  statements,   calculated  in
accordance with GAAP.

               (h) "Liabilities" shall have the meaning given that term in accordance with GAAP.

               (i) "Mandatory Debt Retirement and Interest" shall mean, at any date of determination, the sum of all mandatory payments of principal and interest (including payments due in connection with any Capital Lease) due during the period of twelve (12) months from the date of determination; provided, however, that any amounts outstanding under the Loan and any "balloon" repayments due within the 12-month period from the date of determination with respect to Total Indebtedness of Borrower which requires a lump-sum repayment of the balance of the debt shall be deemed to have mandatory payments of principal and interest equal to the principal and interest required to be paid during the 12-month period if the outstanding principal balance of the Loan or the other debt were fully amortized over a period of twenty (20) years from the date of determination at an interest rate of eight percent (8%) per annum.

               (j) "Minority Interests" shall mean the legal or beneficial interests in any majority-owned subsidiaries of Borrower owned by Persons other than Borrower.

               (k) "Net Income" shall have the meaning given that term in accordance with GAAP.

               (l) "Tangible Net Worth" means as of any date, total assets of the Borrower as determined in accordance with GAAP, minus the sum of (i) Liabilities and (ii) Intangible Assets and (iii) Minority Interests.

         6.2 Financial Covenants. As of the Closing Date and until the Loan and all indebtedness hereunder has been paid in full and all Obligations hereunder have been fully discharged, Borrower covenants and agrees as follows (each, a "Financial Covenant"):

               (a) Minimum Tangible Net Worth. The consolidated Tangible Net Worth of Borrower shall not fall below $70,000,000.00, at any time.

               (b)  Ratio of Free Cash Flow to  Interest  Expense.  The ratio of
Free Cash Flow of Borrower to Interest Expense of Borrower, in each case measured over the prior four calendar quarters, shall not fall below 2.0 to 1, at any time.

               (c) Free  Cash  Flow  Coverage.  The  ratio of Free  Cash Flow of
Borrower to Mandatory Debt Retirement and Interest Payments of Borrower determined over the prior four (4) quarters shall not fall below 1.5 to 1, at any time; provided, however, that Free Cash Flow shall be adjusted to reflect acquisitions and disposition of assets over the prior four (4) quarters.

               (d) Ratio of Free Cash Flow for Operation of Property. The ratio of Free Cash Flow from the operation of the Property to Mandatory Debt Retirement and Interest payments with respect to the Property determined over the prior four (4) quarters shall not fall below 1.25 to 1, at any time.

               (e) Total Indebtedness of Borrower. If Borrower uses any of the proceeds disbursed under this Loan for the repurchase of the issued and outstanding stock of the Borrower, after such repurchase, the ratio of Total Indebtedness of Borrower to Free Cash Flow determined over the prior four (4) quarters shall not exceed 5.5 to 1, at any time.

         6.3 Compliance Certificate. Within forty-five (45) days after the close of each calendar quarter the Authorized Officer shall execute and deliver to Bank a Compliance Certificate, in the form and substance satisfactory to the Bank, confirming and certifying its continuing compliance with the financial covenants set forth in this Section, as further described in Section 5.1 above.

                                   ARTICLE 7.
                              DEFAULT AND REMEDIES

         7.1 Event of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

               (a) Monetary. The Borrower shall default in the payment when due of any Obligations owing to Bank under the terms of the Note and such failure to make payment shall continue for a period of five (5) days or longer, except for the payment in full of the Indebtedness on the Maturity Date, for which no grace period is permitted.

               (b) Covenant. A Default shall occur in the due performance and observance of any of the covenants and conditions of this Agreement or the Loan Documents, other than a monetary obligation, or an Event of Default specifically set forth in this Section, which breach is not cured to Bank's satisfaction within the applicable cure period for breach of such covenant or condition, and, if no specific cure period is provided, within thirty (30) days of notice of such Default being sent by the Bank to Borrower; provided, however, that if the Default cannot by its nature reasonably be cured within thirty (30) days and Borrower commences cure within thirty (30) days, Borrower shall be entitled to an additional thirty (30) days to complete such cure.

               (c) Financial Covenant. A breach by Borrower of the Financial Covenant set forth in Section 6.2 shall occur which is not cured to the satisfaction of the Bank within thirty (30) days after written notice from the Bank of such Default.

(d) Representation and Warranties. Any written representation, warranty or disclosure made by a Loan Party proves to be materially false or misleading as of the date when made, whether or not such representation or disclosure appears in this Agreement, the Loan Documents, or items submitted by the Loan Party in connection therewith.

               (e) Act of Bankruptcy. An Act of Bankruptcy shall occur.

               (f) Material Adverse Occurrence. There occurs any Material Adverse Occurrence.

               (g) Cross Default. A default under that certain Line of Credit Agreement dated as of April 7, 2000, made by Borrower, Bank and various Affiliates or subsidiaries of Borrower and such default is not cured within the applicable cure periods, if any.

         Each Loan Party acknowledges and agrees that any Event of Default is conclusively deemed to impair the security of the Loan Documents, and that Bank shall be entitled to exercise any appropriate remedy, including without limitation, foreclosure of any Mortgage or Security Agreement upon the occurrence of any such Event of Default.

         7.2 Remedies. Upon the occurrence of an Event of Default, Bank may, in addition to any other remedies which Bank may have hereunder or under the Loan Documents or by law, at its option and without prior demand or notice take any or all of the following actions:

               (a)  Acceleration.   Declare  the  Obligations  under  this  Loan
immediately due and payable.

               (b) Realization. Proceed to protect and enforce its rights and remedies under the Loan Documents and avail itself of any other relief to which the Bank may be legally or equitably entitled.

               (c) Compelled Return of Payments or Proceeds. If Bank is for any reason compelled to surrender any payment or any proceeds of the Collateral because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement, the Loan Documents and the Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application were never made; and Borrower shall be liable to pay to Bank, and shall indemnify Bank for and hold Bank harmless from any loss with respect to the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action Bank may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by Bank shall be without prejudice to Bank's right under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and irrevocable. The provisions of this Section shall survive the payment and satisfaction of all the Obligations.

               (d) Right of Set-off. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, Bank is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply against the Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by Bank to or for the credit or the account of Borrower, irrespective of whether or not Bank has made any demand under the Loan Documents and although such Obligations may be unmatured, but subject to the rights of any Person for whom the Borrower is holding funds as escrow agent. The right of Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Bank may otherwise have.

               (e) Entry Upon Premises and Access to Information. Upon the occurrence of an Event of Default and acceleration of the Obligations as provided herein, and at any time and from time to time thereafter, the Bank may
(i) enter any premises leased or owned by Borrower where any Collateral is located (or believed to be located) without any obligation to pay rent to Borrower, or any other place or places where any Collateral is believed to be located, (ii) render Collateral usable or saleable, (iii) move movable Collateral to the premises of the Bank or any agent of the Bank for such time as the Bank may desire in order effectively to collect or liquidate such Collateral; (iv) take possession of, and make copies and abstracts of, the original books and records of Borrower, obtain access to the data processing equipment, computer hardware and software relating to any of the Collateral and, subject to any proprietary rights of third parties, use all of the foregoing and the information contained therein in any manner the Bank deems appropriate in connection with the exercise of the Bank's rights.

         All remedies of Bank provided for herein and in any other Loan Document are cumulative and shall be in addition to all other rights and remedies provided by law. The exercise of any right or remedy by Bank hereunder shall not in any way constitute a cure or waiver of default hereunder or under any other Loan Document or invalidate any act done pursuant to any notice of default, or prejudice Bank in the exercise of any of its rights hereunder or under any other Loan Documents unless, in the exercise of its rights, Bank realizes all amounts owed to it under such Loan Documents.

         7.3 Recertified Appraisal. If at any time (a) an Event of Default under the Loan Documents has occurred, or (b) the Bank determines, in its sole judgment, that the collateral position of the Bank in relation to the credit extended for the benefit of the Borrower has adversely changed as a consequence of material, physical or economic impairment of the Collateral, or (c) the Bank is required by law or regulation to obtain a new Appraisal of the Properties, or either of them, the Bank may require a new Appraisal of the Property in form and content acceptable to the Bank to be prepared at Borrower's expense.

         7.4 Limitation; Insolvency Laws. As used in this Section: (a) the term "Applicable Insolvency Laws" means the laws of the United States of America or of any state or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. ss. 548, ss. 550 and other "avoidance" provisions of Title 11 of the United States Code) as applicable in any proceeding in which the validity and/or enforceability of the Loan Documents or any Specified Lien is in issue; and (b) "Specified Lien" means any security interest, mortgage, lien or encumbrance securing the Obligations, in whole or in part. Notwithstanding any other provision of this Agreement, if, in any proceeding against Borrower, a court of competent jurisdiction determines that the Obligations or any Specified Lien would, but for the operation of this Section, be subject to avoidance and/or recovery or be unenforceable against Borrower by reason of Applicable Insolvency Laws, the Obligations and each such Specified Lien shall be valid and enforceable only to the maximum extent that would not cause the Obligations and such Specified Lien to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, the Bank on the Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and the Obligations as limited shall in all events remain in full force and effect and be fully enforceable against the Borrower. This Section is intended solely to reserve the rights of the Bank hereunder against Borrower in such proceedings to the maximum extent permitted by Applicable Insolvency Laws and none of the Borrower nor any Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceedings.

                                   ARTICLE 8.
                           RELEASES AND SUBSTITUTIONS

         Borrower may sell any of the Individual Parcels pursuant to a purchase contract and partial releases or partial satisfaction of Mortgage shall be executed and delivered by the Bank for such Individual Parcel sold, upon the terms and conditions set forth in this Article.

         8.1 Release Procedure. The Bank's obligation to permit the partial release or satisfaction of the lien of the Mortgage encumbering any one

Individual Parcel (a "Release Property") shall be contingent upon all of the following: (i) no Event of Default shall have occurred and be continuing, (ii) payment to the Bank of the Release Price (defined below), (iii) payment of any and all expenses, including reasonable attorneys' fees in respect of such release incurred by the Bank, costs of recording releases, and incidental release fees charged by the Bank, in connection with such release, (iv) the Release Property shall be the entire Individual Parcel.

         8.2 Release Price. For the release of the Release Property, Borrower shall pay to the Bank an amount equal to the Release Price listed in this
Section 8.2 (the "Release Price"), which is calculated as follows: 110% of the Commitment Amount advanced for such Individual Parcel, as follows:

              Individual Parcel                        Release Price
              -----------------                        -------------

              Park Royale (Parcel A)                  $ 5,082,000.00
              Pinewood (Parcel B)                     $ 3,905,000.00
              Westwind I (Parcel C)                   $ 3,355,000.00
              Westwind II (Parcel D)                  $ 3,388,000.00

In addition to the amounts specified for the Release Price, Borrower shall deposit amounts due for the February 15, 2002 lease payments into the escrow account held by Bank, in the amounts specified in accordance with Section 2.8 hereof, if not previously deposited into such escrow account by Borrower.

         8.3 General Provisions Regarding Releases. With respect to each request for release and payment of the Release Price:

               (a) Not later than five (5) Business Days prior to closing of the sale of a Release Property, Borrower shall provide to the Bank the fully-prepared request for partial release or partial satisfaction of mortgage, together with the items described in this ARTICLE 8 which are conditions precedent to the Bank's obligation to grant such release (other than payment of the Release Price and other costs and expenses).

               (b) Every payment of Release Price shall be credited first to costs then due and unpaid with respect to the Loan, second to accrued interest due under the Loan with respect to the Release Price, and, third, to the principal balance of the Loan.

               (c) Any payment of Release Price shall not release Borrower from the payment of the Note according to its terms and conditions, and no such payment shall in any way impair or affect the validity, priority or standing of the Mortgage as to the remainder of the Property encumbered by a Mortgage.

                                   ARTICLE 9.
                                  MISCELLANEOUS

         9.1 No Waiver. No waiver of any default or breach by a Loan Party hereunder shall be implied from any failure by Bank to take action on account of such default if such default persists or is repeated, and an express waiver shall not affect any default other than the default specified in the waiver and shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Bank to, or of, any act by a Loan Party requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to, or of, any subsequent similar act.

         9.2 Successors and Assigns. This Agreement is made and entered into for the sole protection and benefit of Bank and the Loan Parties, their successors and assigns, and no other person or persons shall have any right of action hereunder. The terms hereof shall be binding upon and shall inure to the benefit of the parties hereto and the personal representatives, executors, successors and assigns of the parties hereto; provided, however, that the interests of a Loan Party hereunder cannot be assigned or otherwise transferred without the prior consent of Bank.

         9.3 Subrogation of Bank. Bank shall be subrogated to the lien of any previous encumbrance discharged with funds advanced by Bank under the Loan Documents, regardless of whether such previous encumbrance has been released of record.

         9.4 Notices. Any notice required or permitted to be given by Borrower or Bank under this Agreement shall be in writing and will be deemed given (a) upon personal delivery or upon confirmed transmission by telecopier or similar facsimile transmission device, (b) on the first business day after receipted delivery to a courier service which guarantees next-business-day delivery, or
(c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

       If to Borrower:

                         Asset Investors Operating Partnership, L.P.
                         c/o Asset Investors Corporation
                         3410 S. Galena Street, Suite 210
                         Denver, CO 80231
                         Attn:  Chief Financial Officer
                         Telecopy No.:  303-614-9401

       With Copy to:

                         Joseph Gaynor, Esq.

                         Brandywine Real Estate Management Services Corporation 2637 McCormick Drive
                         Clearwater, Florida  33759-1041
                         Telecopy No.:  727-791-7920

       If to Bank:

                         U. S Bank National Association
                         918 17th Street, Fifth Floor
                         Denver, Colorado  80202
                         Attention:  Cyd D. Petre, Vice President
                         Telecopy #:  (303) 585-4198

       With a copy to:

                         Gorsuch Kirgis LLP
                         Tower I, Suite 1000
                         1515 Arapahoe Street
                         Denver, Colorado  80202
                         Attention:  Connie B. Hyde, Esq.
                         Telecopy #:  (303) 376-5001

         9.5 Authority to File Notices. Borrower irrevocably appoint, designate and authorize Bank as its agent (said agency being coupled with an interest) to send to any third party any other notice or documents or take any other action that Bank deems necessary or desirable to protect its interest hereunder, or under the Loan Documents, and will upon request by Bank, execute such additional documents as Bank may require to further evidence the grant of the aforesaid right to Bank.

         9.6 Time. Time is of the essence hereof.

         9.7 Amendments, etc. No amendment, modification, termination or waiver of any provisions of this Agreement or of any of the Loan Documents nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.8 Headings. The article and section headings in no way define, limit, extend or interpret the scope of this Agreement or of any particular article or section.

         9.9 Number and Gender. When the context in which the words are used in this Agreement indicate that such is the intent, words in the singular number shall include the plural and vice-versa. References to any one gender shall also include the other gender if applicable under the circumstances.

         9.10 No Joint Venture; No Third Party Beneficiary. The Bank, on the one hand, and the Loan Parties, on the other, each have separate and independent rights and obligations under this Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of the Loan Parties and the Bank for any purpose or in any respect. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their respective successors and assigns any rights and remedies under or by reason of this Agreement.

         9.11 Governing Law; Venue. THIS AGREEMENT AND THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO (WITHOUT GIVING EFFECT TO COLORADO'S PRINCIPLES OF
CONFLICTS OF LAW), EXCEPT TO THE EXTENT (A) OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION, FORECLOSURE AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST SPECIFIC COLLATERAL, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED (THE "COLLATERAL STATE"), AND (B) THAT THE LAWS OF THE UNITED STATES OF AMERICA AND ANY RULES REGULATIONS, OR ORDERS ISSUED OR PROMULGATED THEREUNDER, APPLICABLE TO THE AFFAIRS AND TRANSACTIONS ENTERED INTO BY THE BANK, OTHERWISE PREEMPT COLLATERAL STATE LAW OR COLORADO LAW; IN WHICH EVENT SUCH FEDERAL LAW SHALL CONTROL. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COLORADO OR FEDERAL COURT SITTING IN DENVER, COLORADO (OR ANY STATE IN WHICH THE PROPERTY IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS.

         9.12 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and of the Loan Documents and the extension of the Loan hereunder and continue in full force and effect until the Obligations of Borrower hereunder evidenced by the Note have been fully paid and satisfied.

         9.13 Automatic Acceleration. Should there occur an Event of Default which would, with the giving of notice, the passage of time, or both, constitute an Event of Default hereunder and if a petition under the United States Bankruptcy Code thereafter is filed by or against Borrower while such event remains uncured, all obligations hereunder shall be automatically accelerated and due and payable and the Default Rate of interest provided for in the Note shall automatically apply as of the date of the first occurrence of the event which would, with the giving of notice, the passage of time, or both, constitute an Event of Default, without any notice, demand or action of any type on the part of Bank (including any action evidencing the acceleration or imposition of the default rate of interest). The fact that the Bank has, prior to the filing of the voluntary petition under the United States Bankruptcy Code, acted in a manner which is inconsistent with the acceleration and imposition of the default rate of interest provided for in the Note, shall not constitute a waiver of this
Section 9.13 or estop Bank from asserting or enforcing Bank's rights hereunder.

         9.14 Costs and Expenses. The Loan Parties shall reimburse Bank for all reasonable attorneys' fees and expenses incurred by Bank in connection with negotiation, preparation, approval, review, execution, delivery, amendment, and modification of the Loan and the enforcement of Bank's rights under this Agreement and each of the other Loan Documents, including, without limitation, reasonable attorneys' fees and reimbursements for trial, appellate proceedings, out-of-court workouts and settlements and for enforcement of rights under any state or federal statute, including, without limitation, reasonable attorneys' fees incurred in bankruptcy and insolvency proceedings such as in connection with seeking relief from stay in a bankruptcy proceeding or negotiating and documenting any amendment or modification of the Loan or reviewing subsequent submission items pertaining to the Loan. The Loan Parties shall pay all costs incurred by the Bank in negotiation, preparation, approval, review, execution, delivery, amendment, and modification of the Loan and the enforcing payment and performance of the Loan, exercising rights and remedies of Bank under the Loan Documents, or reviewing submission items pertaining to the Loan. The Loan Parties' reimbursement obligation shall be part of the indebtedness evidenced by the Loan Documents.

         9.15 No Marshalling. Borrower waives any and all right to cause a marshalling of the assets pledged as Collateral for the Loan and waives any other action by any court or other governmental body with respect thereto insofar as the rights of Bank hereunder are concerned.

         9.16 Severability; Titles. If any provision of this Agreement or of any other Loan Document executed in connection with this Agreement is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the Loan Document in which such provision is contained, or the application of the provision to other persons, entities or circumstances, nor any other document referred to in this Agreement, shall be affected by such invalidity or unenforceability, and there shall be deemed substituted for the invalid or unenforceable provision the most similar provision which would be valid and enforceable under applicable law.

         9.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same document.

         9.18 Participations. Bank, at any time, shall have the right to sell, assign, transfer, negotiate or grant participation interests in the Loan and in any documents and instruments executed in connection therewith. Each Loan Party acknowledges and agrees that any such disposition shall give rise to a direct obligation of Borrower to each such participant, so long as any enforcement action shall be taken jointly among such participants. Bank is authorized to furnish to any participant or prospective participant any information or document that Bank may have or obtain regarding the Loan or the Loan Parties.

         9.19 Waiver of Rights. In order to avoid delays in time and any prejudice that may arise from trial by jury and in light of the complexities of this transaction, in the event of litigation arising out of or relating to this Loan Agreement, the Note and/or the other Loan Documents, and/or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Loan Agreement, the other Loan Documents and/or any other instrument, document or agreement executed or delivered in connection herewith, or the transaction related hereto or thereto, in each case, whether sounding in contract, tort or otherwise, Bank and Borrower, with the prior advice of counsel, knowingly, intelligently and as a bargained for matter, waives its right to trial by jury and agree and consent that any claim, demand, action or cause of action in respect to such litigation shall be decided by a trial to the court without a jury.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the day and year first above written.

                                    BANK:

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By: ________________________________________
                                             Cyd Petre, Vice President

                                    BORROWER:

                                    ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

                                    By:   ASSET INVESTORS CORPORATION, a
                                          Delaware corporation, General Partner


                                          By:___________________________________
                                                 David M. Becker
                                                 Chief Financial Officer

STATE OF COLORADO                                    )
                                                     )        ss.
CITY AND COUNTY OF DENVER                            )

         The foregoing instrument was acknowledged before me this ________ day of ___________, 2000, by Cyd Petre as Vice President of U. S. BANK NATIONAL ASSOCIATION.

         Witness my hand and official seal.

         My Commission Expires:



                                  Notary Public

[ S E A L ]

STATE OF COLORADO                           )
                                            )        ss.
COUNTY OF DENVER                            )

         The foregoing instrument was acknowledged before me this ______ day of _________, 2000, by David M. Becker as Chief Financial Officer of Asset Investors Corporation, a Delaware corporation, as general partner of Asset Investors Operating Partnership, L.P., a Delaware limited partnership.

         Witness my hand and official seal.

         My commission expires:




                                  Notary Public

( S E A L )